SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest  Event  Reported):  August 23, 1996 (August 15,
1996)





                            ARTRA GROUP INCORPORATED
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                  Pennsylvania
                  --------------------------------------------
                  State or Other Jurisdiction of Incorporation




                  1-3916                             25-1095978
         ----------------------                  -----------------
         Commission File Number                   I.R.S. Employer
                                                 Identification No.








  500 Central Avenue, Northfield, IL                        60093
- --------------------------------------                    --------
Address of principal executive offices                    Zip Code


 Registrant's telephone number, including area code:   (847) 441-6650



                                 Not Applicable
- --------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

Item  5.          Other Events


On August 15, 1996, ARTRA GROUP Incorporated ("ARTRA" or the "Registrant") and its 100% owned subsidiary, Fill-Mor Holding, Inc. ("Fill-Mor") entered into a $2,500,000 term loan agreement with a bank. The loan, payable by Fill-Mor in 90 days, bears interest, payable monthly, at the bank's reference rate. Fill-Mor has an option to extend the loan for an additional 90 days. The loan, guaranteed by ARTRA, is collateralized by 800,000 shares of COMFORCE common stock owned by Fill-Mor. If an Event of Default (as defined in the loan agreement) shall occur, the bank has the right to sell all of its rights and interest in the loan to an unaffiliated individual for an aggregate price equal to the outstanding principal balance of the loan plus accrued interest. The proceeds of the loan were used for working capital.

Item  7.          Exhibits


                     10.1 LOAN AGREEMENT, dated as of August 15, 1996, between Fill-Mor Holding, Inc. ARTRA GROUP Incorporated, and Manufacturers Bank.

                     10.2 TERM LOAN PROMISSORY NOTE in the principal amount of $2,500,000, dated August 15, 1996.

                     10.3 STOCK PLEDGE AGREEMENT entered into as of August 15, 1996, between Fill-Mor Holding, Inc. ("Pledgor") and Manufacturers Bank ("Lender").

                     10.4 GUARANTY of ARTRA GROUP Incorporated, dated as of August 15, 1996.

                     10.5 PURCHASE, SALE AND PUT AGREEMENT by and between Manufacturers Bank and Peer Pedersen, dated as of August 15, 1996.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.






                            ARTRA GROUP INCORPORATED
                                   Registrant







Dated:   August 23, 1996                        JAMES D. DOERING
                                   ------------------------------------------
                                   Vice President and Chief Financial Officer